Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-269808 on Form S-3 and Registration Statement Nos. 333-269810, 333-262632, 333-253028 and 333-240259 on Form S-8 of our report dated March 18, 2025, relating to the financial statements of Kalaris Therapeutics, Inc. appearing in this Current Report on Form 8-K dated March 18, 2025.

/s/ Deloitte & Touche LLP
San Francisco, California
March 18, 2025